                                                                                                              EXHIBIT 12


                       SOUTHWESTERN BELL TELEPHONE COMPANY
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                               Dollars in Millions


                                           NINE MONTHS ENDED
                                             SEPTEMBER 30,                           YEAR ENDED DECEMBER 31,
                                          ---------------------  -------------------------------------------------------------
                                             1997        1996        1996       1995         1994         1993         1992
                                          ----------  ---------  -------------------------------------------------------------

Income Before Income Taxes,
Extraordinary Loss and Cumulative
Effect of Changes                         $  1,588    $  1,676   $   2,168   $   1,688    $   1,586   $    1,424   $    1,325
     Add:Interest Expense                      254         242         327         340          358          385          409
         1/3 Rental Expense                     29          22          33          26           25           23           27
                                          ---------   ---------  ----------  ----------   ----------  -----------  -----------

     Adjusted Earnings                    $  1,871    $  1,940   $   2,528   $   2,054    $   1,969   $    1,832   $    1,761
                                          =========   =========  ==========  ==========   ==========  ===========  ===========

Total Interest Charges                    $    275    $    258   $     348   $     340    $     358   $      385   $      409
1/3 Rental Expense                              29          22          33          26           25           23           27
                                          ---------   ---------  ----------  ----------   ----------  -----------  -----------

     Adjusted Fixed Charges               $    304    $    280   $     381   $     366    $     383   $      408   $      436
                                          =========   =========  ==========  ==========   ==========  ===========  ===========

Ratio of Earnings to Fixed Charges            6.15        6.93        6.64        5.61         5.14         4.49         4.04